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                                                                    EXHIBIT 10.i

                              EMPLOYMENT AGREEMENT

         THIS EMPLOYMENT AGREEMENT (the "Agreement") is entered into as of the 17th day of May, 1999 ("Effective Date"), between eSat, Inc., a Nevada corporation (the "Company"), and Lawrence Early (the "Employee").

                                  WITNESSETH:

         WHEREAS, it is the desire of the Company to offer the Employee employment with the Company upon the terms and subject to the conditions set forth herein; and

         WHEREAS, it is the desire of the Employee to accept the Company's offer of employment upon the terms and subject to the conditions set forth herein

         NOW THEREFORE, in consideration of the premises and mutual covenants, conditions and agreements contained herein and for such other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, each intending to be legally bound hereby, agree as follows:

         1. EMPLOYMENT. The Company hereby agrees to employ the Employee and the Employee hereby agrees to be employed by the Company upon the terms and subject to the conditions set forth herein for the period of employment as set forth in Section 2 hereof (the "Period of Employment").

         2. TERM; PERIOD OF EMPLOYMENT. Subject to extension or termination as hereinafter provided, the Period of Employment hereunder shall be from the date hereof (the "Effective Date") through the third anniversary of the Effective Date. Thereafter, the Period of Employment may be extended for successive one (1) year periods (each, a "Renewal Period") at the option of the Company upon delivery of written notice by the Company to the Employee, subject to acceptance by the Employee, not less than three (3) months prior to the expiration of the Period of Employment, as previously extended. The phrase "Period of Employment" as used herein shall, unless otherwise indicated: (a) specifically include any extensions permitted hereunder or provided herein, except as otherwise noted; and (b) be deemed to have terminated as of the date of any notice provided to the Employee pursuant to Section 9 hereof, notwithstanding the Company's obligation to pay the Employee pursuant to Subsections 9(b) and 9(c) hereof.

         3.   OFFICE AND DUTIES.  During the Period of Employment:

              (a) The Employee shall be employed as the Chief Financial Officer of the Company, having the authority and duties attendant to such position as set forth in the bylaws of the Company (the "Bylaws") and having such responsibilities as may reasonably be prescribed for such position by the board of directors of the Company (the "Board of Directors") in accordance with the Bylaws;

              (b) the Employee shall devote substantially all of his time to the business and affairs of the Company except for vacations, illness or incapacity, as hereinafter set forth.
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Notwithstanding the preceding sentence, nothing in this Agreement shall preclude the Employee from devoting reasonable amounts of time:

               (i) to serving as a director, officer or member of a committee of any organization or entity involving no conflict of interest with the Company; or

               (ii) engaging in charitable and community activities;

provided, however, that such activities do not interfere with the performance by the Employee of his duties hereunder. In consideration of such employment, the Employee agrees that he shall not, directly or indirectly, individually or as a member of any partnership or joint venture, or as an officer, director, stockholder, employee or agent of any other person, firm, corporation, business organization or other entity, engage in any trade or business activity or pursuit for his own account or for or on behalf of any other person, firm, corporation, business organization or other entity, irrespective of whether the same competes, conflicts or interferes with that of the Company or the performance of the Employee's obligations hereunder. Notwithstanding the foregoing, nothing contained herein shall be construed to prevent the Employee from: (x) investing in the stock of any corporation which does not compete with the Company, which is listed on a national securities exchange or traded in the over-the-counter market if the Employee does not and will not, as a result of such investment, own more than five percent (5%) of the stock of such corporation ("Permitted Investments"); or (y) engaging in personal business ventures to which the Employee devotes time outside of the time required to be devoted to the business of the Company hereunder.

          (c) the Employee shall be entitled to three (3) weeks of vacation per year, subject to adjustment at the discretion of the Board of Directors.

     4. Compensation and Benefits. In exchange for the services rendered by the Employee pursuant hereto in any capacity during the Period of Employment, the Employee shall be compensated as follows:

          (a) Compensation. Commencing on the Effective Date of this Agreement, the Company shall pay the Employee a salary equal to One Hundred Forty Thousand Dollars ($140,000) per annum at a rate of Eleven Thousand Six Hundred Sixty Six Dollars and Sixty-six Cents ($11,666.66) per month (such monthly amount, as the same may be increased from time to time by the Board of Directors, shall be defined as the "Monthly Compensation"). On each anniversary of the Effective Date of this Agreement, the Employee shall be entitled to an increase of no less than three percent (3%) of his annual salary. Such salary shall be payable in accordance with the customary payroll practices of the Company.

          (b) Signing Bonus. In addition to the compensation and benefits provided herein, the Employee shall be entitled to a signing bonus of Forty Thousand Dollars ($40,000) upon his execution of this Agreement. Such bonus shall be made in four equal monthly installments commencing on the Effective Date of this Agreement and thereafter payable on the first day of each of three
(3) succeeding months.

          (c) Discretionary Bonuses. In addition to the signing bonus set forth above, the Employee shall be entitled to receive a bonus from time to time if, in the sole judgment of the

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Board of Directors, the financial performance of the Company or the services rendered by the Employee merit such a bonus.

          (d) Withholding and Employment Tax. Payment of all compensation hereunder shall be subject to customary withholding tax and other employment taxes as may be required with respect to compensation paid by an employer/corporation to an employee.

          (e) Options. In consideration of the Employee's agreement to render the services provided herein, the Company shall grant to the Employee an option exercisable to purchase an aggregate of 240,000 shares of the Company's common stock at an exercise price of Three Dollars ($3.00) per share. Such options shall vest and become exercisable in accordance with the terms and conditions set forth in the Stock Option Agreement, which is attached hereto as Addendum A of this Agreement.

     5. Business Expenses. The Company shall reimburse the Employee for all reasonable travel or other expenses incurred by the Employee in connection with the performance of his duties under this Agreement, provided that the same are previously authorized by the Company in accordance with such procedures as the Company may from time to time establish for employees and as required to preserve any deductions for federal income taxation purposes to which the Company may be entitled.

     6. Automobile Allowance. The Employee shall be entitled to a monthly automobile allowance of Seven Hundred Fifty Dollars ($750.00).

     7. Group Medical and Dental Insurance for the Employee and his Family. Group medical and dental insurance will be provided by the Company for the Employee and his immediate family members, pursuant to the terms and conditions of the Company's group medical and dental policies.

     8. Other Benefits. The Employee shall be entitled to participate in fringe benefit, deferred compensation and stock option plans or programs of the Company, if any, to the extent that his position, tenure, salary, age, health and other qualifications make him eligible to participate, subject to the rules and regulations applicable thereto. Such additional benefits shall include, but not be limited to, paid sick leave and disability and term life insurance (all in accordance with the group policies of the Company) and professional dues and association memberships.

     9. Termination of Employment. Notwithstanding any other provision of this Agreement, employment hereunder may be terminated:

          (a) By the Company, in the event of the Employee's death or Disability (as hereinafter defined) or for Just Cause (as hereinafter defined). "Just Cause" shall mean: (i) the Employee's indictment for, conviction of or the entering into of a plea of guilty to a crime involving a felonious act or acts, including dishonesty, fraud or moral turpitude by the Employee; (ii) prolonged or repeated absence from duty without the consent of the Company (for reasons other than the Employee's health or incapacity); (iii) habitual engaging in any activity which is competitive with the business of the Company, and (iv) willful misconduct, gross negligence or dishonesty on the part of the Employee relating to the performance of his duties



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hereunder. The Employee shall be deemed to have a "Disability" for purposes of this Agreement if he is unable to perform with reasonable accommodation, by reason of physical or mental incapacity, a material portion of his duties or obligations under this Agreement for a period of one hundred twenty (120) consecutive days in any 365-day period. The Board of Directors shall determine whether and when the Disability of the Employee has occurred and such determination shall not be arbitrary or unreasonable. The Company shall provide written notice to the Employee within thirty (30) days after discovery of the occurrence of an event or circumstance which constitutes "Just Cause," specify the event or circumstance giving rise to the Company's exercise of its right hereunder and, with respect to Just Cause arising under either Subsection 9(a)(i), (iii) or (iv), the Employee's employment hereunder shall be deemed terminated as of the date of such notice. With respect to Just Cause arising under Subsection 9(a)(ii), the Company shall provide the Employee with thirty
(30) days written notice of such violation and the Employee shall be given reasonable opportunity during such thirty (30) day period to cure the subject violation;

          (b) By the Company, in its sole and absolute discretion, provided that in such event the Company shall, as liquidated damages or severance pay, or both, pay the Employee an amount equal to the Employee's then Monthly Compensation (as defined in Section 4(a) hereof) for six (6) months; and

          (c) By the Employee (i) upon any material violation of any material provision of this Agreement by the Company, which violation remains unremedied for a period of thirty (30) days after written notice of the same is delivered to the Company by the Employee, and (ii) upon any material change in the responsibilities of the Employee, without the Employee's prior consent; provided that, in such event the Company shall, as liquidated damages or severance pay, or both, pay to the Employee an amount equal to the Employee's Monthly Compensation for six (6) months.

     Nothing set forth in this section shall: (i) require the Employee in the event of termination pursuant to Subsections 9(b) or 9(c) above to mitigate damages during the period in which the Employee is receiving payment thereunder (the "Severance Period"); or (ii) entitle the Company to offset the amounts owed by the Company to the Employee pursuant to Subsections 9(b) or 9(c) by any income or compensation received by the Employee from sources other than the Company during such Severance Period. In addition, the Company shall not be entitled to withhold or otherwise offset any amounts payable to the Employee under Subsections 9(b) or 9(c) above in response to an alleged violation by the Employee of any of the obligations which are imposed under this Agreement and survive termination hereof until such time as court of competent jurisdiction or other appropriate governing body has rendered judgment or otherwise made a determination with respect to whether such violation has occurred.

     10. Non-Solicitation. Notwithstanding any earlier termination, during the Period of Employment (including any Renewal Period) and for one (1) year thereafter, the Employee shall not: (i) solicit or induce any employee of the Company to terminate his or her employment or otherwise leave the Company's employ or hire any such employee (unless the Board of Directors shall have authorized such employment and the Company shall have consented thereto in writing); or (ii) contact or solicit any clients or customers of the Company, either as an individual or as a member of any partnership or joint venture, or as an officer, director, stockholder,

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investor, employee or agent of any other person, person, corporation, business organization or other entity.

      11. Confidential Information. The parties hereto recognize that it is fundamental to the business and operation of the Company, its affiliates, subsidiaries and divisions to preserve the specialized knowledge, trade secrets, and confidential information of the foregoing concerning the fields of advertising, marketing and interactive solutions. The strength and good will of the Company is derived from the specialized knowledge, trade secrets, and confidential information generated from experience through the activities undertaken by the Company, its affiliates, subsidiaries and divisions thereof. The disclosure of any of such information and the knowledge, thereof on the part of competitors would be beneficial to such competitors and detrimental to the Company, its affiliates, subsidiaries and divisions thereof, as would the disclosure of information about the marketing practices, pricing practices, costs, profit margins, design specifications, analytical techniques, concepts, ideas, process developments (whether or not patentable), customer and client agreements, vendor and supplier agreements and similar items or technologies. By reason of his being an employee of the Company, in the course of his employment, the Employee has or shall have access to, and has obtained or shall obtain, specialized knowledge, trade secrets and confidential information such as that described herein about the business and operation of the Company, its affiliates, subsidiaries and divisions thereof. Therefore, the Employee hereby agrees as follows, recognizing and acknowledging that the Company is relying on the following in entering into this Agreement.

      (a) The Employee hereby sells, transfers and assigns to the Company, or to any person or entity designated by the Company, any and all right, title and interest of the Employee in and to all creations, designs, inventions, ideas, disclosures and improvements, whether patented or unpatented, and copyrightable material, made or conceived by the Employee solely or jointly, in whole or in part, during or before the term hereof (commencing with the date of the Employee's employment with the Company) which: (i) relate to methods, apparatus, designs, products, processes or devices created, promoted, marketed, distributed, sold, leased, used, developed, relied upon or otherwise provided by the Company or any affiliate, subsidiary or division thereof; or (ii) otherwise relate to or pertain to the business, operations or affairs of the Company or any affiliate, subsidiary or division thereof. Whether during the Period of Employment or thereafter, the Employee shall execute and deliver to the Company such formal transfers and assignments and such other papers and documents as may be required of the Employee to permit the Company or any person or entity designated by the Company to file, enforce and prosecute the patent applications to any of the foregoing and, as to copyrightable material, to obtain copyright thereon; and

      (b) Notwithstanding any earlier termination, during the Period of Employment (including any Renewal Period) and for a period of one (1) year thereafter, the Employee shall, except as otherwise required by or compelled by law, keep secret and retain in strict confidence, and shall not use, disclose to others, or publish any information, other than information which is in the public domain or becomes publicly available through no wrongful act on the part of the Employee, which information shall be deemed not to be confidential information, relating to the business, operation or other affairs of the Company, its affiliates, subsidiaries and divisions thereof, including but not limited to confidential information concerning the design and marketing practices, pricing practices, costs, profit margins, products, methods, guidelines,

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procedures, engineering designs and standards, design specifications, analytical techniques, technical information, customer, client, vendor or supplier information, employee information, and any and all other confidential information acquired by him in the course of his past or future services for the Company or any affiliate, subsidiary or division or division thereof. The Employee shall hold as the Company's property all notes, memoranda, books, records, papers, letters, formulas and other data and all copies thereof and therefrom in any way relating to the business, operation or other affairs of the Company, its affiliates, subsidiaries and divisions thereof, whether made by him or otherwise coming into his possession. Upon termination of his employment or upon the demand of the Company, at any time, the Employee shall deliver the same to the Company within twenty-four (24) hours of such termination or demand.

         12. Reasonableness of Restrictions. The Employee hereby agrees that the restrictions in this Agreement, including without limitation, those relating to the duration of the provisions hereof and the territory to which such restrictions apply, are necessary and fundamental to the protection of the business and operation of the Company, its affiliates, subsidiaries and division thereof, and are reasonable and valid.

         13. Reformation of Certain Provisions. In the event that a court of competent jurisdiction determines that the non-solicitation or the confidentiality provisions hereof are unreasonably broad or otherwise unenforceable because of the length of their respective terms or the breadth of their territorial scope, of for any other reason, the parties hereto agree that such court may reform the terms and/or scope of such covenants so that the same are reasonable and as reformed, shall be enforceable.

         14. Arbitration. Subject to Section 15 below, any controversy, dispute and/or claim in any manner arising out of the or relating to this Agreement; any claim, including but not limited to any claim of race, age, national origin, religion, sex, pregnancy, family leave, harassment, sexual orientation, disability discrimination, defamation, infliction of emotional distress, breach of contract, violation of public policy or statute, or wrongful termination arising out of the voluntary or involuntary termination of the employment, shall be settled solely by final and binding arbitration in accordance with the Employment Dispute Resolution Rules of the American Arbitration Association. Any arbitration proceeding shall take place in Orange County, California. Judgment on any decision rendered by the arbitrator may be entered in any court having jurisdiction thereof.

         15. Certain Provisions; Specific Performance. In the event of a breach by the Employee of non-solicitation or confidentiality provisions hereof, such breach shall not be subject to the arbitration provision of Section 14 above and the Company shall be entitled to seek immediate injunctive relief and a decree of specific performance against the Employee. Such remedy is non-exclusive and shall be in addition to any other remedy to which the Company or any affiliate, subsidiary or division thereof may be entitled.

         16. Consolidation; Merger; Sale of Assets. Nothing in this Agreement shall preclude the Company from combining, consolidating or merging with or into, transferring all or substantially all of its assets to, or entering into a partnership or joint venture with, another corporation or other entity, or effecting any other kind of corporate combination, consolidation or merger, or to


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which such assets are transferred, or such partnership or joint venture assumes this Agreement and all obligations and undertakings of the Company hereunder. Upon such a consolidation, merger, transfer or assets or formation of such partnership or joint venture, this Agreement shall inure to the benefit of, be assumed by, and be binding upon such resulting or surviving transferee corporation or such partnership or such joint venture, and the term "Company," as used in this Agreement, shall mean such corporation, partnership or joint venture, or other entity and this Agreement shall continue in full force and effect and shall entitle the Employee and his heirs, beneficiaries and representatives to exactly the same compensation, benefits, perquisites, payments and other rights as would have been their entitlement had such combination, consolidation, merger, transfer of assets or formation of such partnership or joint venture not occurred.

     17. Survival. Sections 9 through 15 shall survive the termination for any reason of this Agreement (whether such termination is by the Company, by the Employee, upon the expiration of this Agreement by its terms or otherwise).

     18. Severability. The provisions of this Agreement shall be considered severable in the event that any of such provisions are held by a court of competent jurisdiction to be invalid, void or otherwise unenforceable. Such invalid, or otherwise unenforceable provisions shall be automatically replaced by other provisions which are valid and unenforceable and which are as similar as possible in term and intent to those provisions deemed to be invalid, void or otherwise unenforceable. Notwithstanding the foregoing, the remaining provisions hereof shall remain enforceable to the fullest extent permitted by law.

     19. Entire Agreement; Amendment. This Agreement contains the entire agreement between the Company and the Employee with respect to the subject matter hereof. This Agreement may not be amended, changed, modified or discharged, nor may any provision hereof be waived, except by an instrument in writing, executed by or on behalf of the party against whom enforcement of any amendment, waiver, change, modification or discharge is sought. No course of conduct or dealing shall be construed to modify, amend or otherwise affect any of the provisions hereof.

     20. Notices. All notices, request, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given in physically delivered, delivered by express mail or other expedited service or upon receipt if mailed, postage prepaid, via first class mail as follows:

a)   To the Company:          ESat, Inc.
                              16520 Harbor Boulevard, Bldg. G
                              Fountain Valley, California 92708
                              Attention: President



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b)   To the Employee:                        Mr. Lawrence Early
                                             838 N. Doheny Drive #1002
                                             Los Angeles, CA 90069


and/or to such other persons and addresses as any party hereto shall have specified in writing to the other.

     21. Assignability. This Agreement shall not be assignable by the Employee, but shall be binding upon and shall inure to the benefit of his heirs, executors, administrators and legal representatives. This Agreement shall be assignable by the Company to any affiliate, subsidiary or division thereof and to any successor interest.

     22. Governing Law. This Agreement shall be governed by and construed under the laws of the State of California, without regard to the principles of conflicts of laws thereof.

     23. Waiver and Further Agreement. Any waiver or any breach of any terms or conditions of this Agreement shall not operate as a waiver of any other breach of such terms or conditions or any other term or condition hereof, nor shall any failure to enforce any provision hereof operate as a waiver of such provision or of any other provision hereof. Each of the parties hereto agrees to execute all such further instruments and documents and to take all such further action as the other party may reasonably require in order to effectuate the terms and purposes of this Agreement.

     24. Headings of No Effect. The heading contained in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                        ESAT, INC.

                                        By: [SIG]
                                           -----------------------------

                                        THE EMPLOYEE

                                        By: /s/ LAWRENCE C. EARLY
                                           -----------------------------
                                             Lawrence Early


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